CHINA AUTO LOGISTICS INC.

A Leader in Modernizing China's Still Rapidly Growing Auto Industry

Corporate Profile

September 2009

Nasdaq: CALI

Sector: Business Services (Modernized logistics/auto)

Corporate Headquarters:
No. 87 No.8 Coastal Way
Floor 2,Construction Bank
FTZ, Tianjin China
Tel: 86 (22) 25762771
Fax: 86 (22) 66271509
Email: info@shishenggroup.com
Web: www.chinaautologistics.com

Auditor: Stonefield Josephson, Inc.

Attorneys: K&L Gates LLP

Transfer Agent: Corporate Stock Transfer

Employees: 103

Select Financials

Year End: Dec. 31

F/D Shares Outstanding: 18,100,000

Management Ownership: 65%

Float: 6.4 million

Market Cap, August 31: Approx. $62,000,000

IR Contact (U.S.):
Robert Agriogianis
Focus Asia Partners
Tel: 973-845-6642
Fax: 973-216-6252

With 2008 sales of approximately $190 million, China Auto Logistics Inc. (NASDAQ:CALI) is one of China's top sellers of luxury imported cars as well as one of the country's leading developers of websites for buyers and sellers of imported and domestic automobiles. It is also China's leading "one stop" provider of logistical services and financing to imported car dealers nationwide. The Company has made the strategic decision to de-emphasize imported auto unit sales in favor of expanding its new, highly profitable domestic auto websites, currently in 12 cities and accessible through its national website, www.at160.com, launched in May, 2009. Its subscription and advertising based www.at188.com is the number one site for imported car dealers and consumers. Already contributing significantly to profits, the Company believes further expansion of its websites, including the addition of new web-based auto-related services, will drive future growth. For additional information: www.chinaautologisticsinc.com.

In CALI's second quarter and first half ended June 30, 2009, the Company continued to implement its growth strategy to transform from a successful imported car sales trader (low margin) to a fast growing leader in auto-related websites and web-based services (high margin) in the much larger domestic car market. In the quarter, net income advanced 21% to $1.33 million or $0.07 per share, as website revenues grew 79% and contributed with other services more than 50% of operating income. Revenues, which presently consist mainly of imported auto sales (approx. 98%), declined 5.5% to $45.1 million as anticipated, as the market slowed from its strong first quarter pace and the Company de-emphasized unit sales growth. Through the first half, the Company nevertheless maintained its leadership position in imported auto sales reflected in an 11+% revenue gain. Going forward, the Company plans continued geographical expansion of its domestic auto websites, a continued focus on serving auto dealers (4S shops) to expand profitable advertising and subscriptions, and the introduction of new web-based services that it expects will become 50% of website revenues over time. It will also continue to focus on higher margin luxury sales in its import business rather than on unit growth.





Investment Considerations

- Honored in 2006 by the Ministry of Commerce as being among the "Top One Hundred Enterprises" in China, the Company is led by industry veteran Mr. Tong Shiping - its founder in 1995. The CALI management team is highly experienced in both the auto industry and internet/website development.
- CALI is an established leader in the sales of imported luxury cars and is becoming increasingly successful in the much larger domestic auto space.
- 2008 sales grew 24.4 % to $190 million, net income increased by nearly 26% to $3.9 million, and pre-tax operating income grew 65% to $6.15 million.
- In the second quarter of 2009, net income rose 21% paced by a 79% increase in website revenues. In line with CALI's strategy of reducing imported auto unit sales and to focus on website growth, Q2 revenues declined 5.5% but remained up 11+% through the first half.
- With strong government support, auto sales in China are expected to lead the world and grow 11% or more in 2009. Recently surpassing 300 million internet users, internet usage in China also continues to expand rapidly.
- With multiple diverse revenue streams, CALI's risks are limited and growth opportunities are multiplied. Profits are expected to expand in auto sales, while the much higher margin websites and auto related services and financing businesses are expected to continue to grow rapidly.
- The Company's www.at188.com website already is the unchallenged number one site for imported autos; its www.at160.com website for domestic auto purchasers and dealers also aims to be the leader in each city in which it operates.
- With the successful launch in the first quarter of the Company's national website, www.at160.com, a new opportunity for advertising from auto manufacturers (as opposed to local dealers) has been created, as well as a national platform for new web-based services.
- The Company plans to expand its local website coverage—now in 12 key cities— to 60 cities and to reach 70% of all potential car buyers in China.
- The Company is in excellent financial shape with strong bank lines, no long term debt and rapid collection of limited account receivables.

Growth Highlights

Second Quarter Ended June 30, 2009

Q2 Net Income Up 21%*

Q2 Revenues Down 5.5%**

*Services and Websites contributed 50+% of operating income gain; Website revenue increased 79%

** Reflects planned de-emphasis on unit growth of imported auto sales

2009 Q2 Net Income

*In Millions USD



$3
$2
$2
$2
$2
$2,154,002
$2,486,410
2008
2009

2009 Q1 Net Income +10.09% **

*In Millions USD



$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
$1,054,781
$1,161,183
2008
2009

**Reflects surge in lower margin imported auto sales

*All financial numbers in this document (including graphs) are unaudited. For more information please consult the Company's most recent 10-K and other filings with the US Securities and Exchange Commission.



Chinese Auto Market

- In 2008 China was the 2nd largest auto market in the world following the US. In 2009, it has climbed to the No. 1 spot.
- China continues to be the world's fastest growing auto market (+24% growth in the first half).
- With 2009 auto sales in China up more strongly than most predicted, 11% full year growth is now anticipated.
- China became the 2nd biggest market in the world for Rolls-Royce in 2008 and is among the largest for Audi, Mercedes-Benz and other top imports. The market for luxury auto brands continues to grow rapidly. Sales of luxury leader Audi and BMW have soared
- China's auto penetration rate is approximately 20 autos/per 1,000 people. The rate for developed nations is 400 autos/per 1,000 people and 600 per 1000 in the U.S.

CALG 2009 Growth Strategy

- **Geographic Expansion**-use existing websites to expand offerings and geographical reach; build revenues of recently launched national website **www.at160.com**
- **Create New Services**-aggressively introduce new services, e.g. obtaining licenses, insurance processing, on-line dealer financing, used car sales, etc.
- **Emphasize Service and Support**– Not just price only selling
- **Build Relationship– Oriented Business**– e.g., establish national auto dealer network, emphasize obtaining licenses from international auto manufacturers
- **Build Brand Recognition**– advertising, tradeshows, etc.

Competition

China's domestic automobile market is now the largest in the world and is likely maintain this position. The market has grown from production of one million automobiles in 2001 to a projected ten million autos in 2009 offering a bewildering array of more than 100 models. Since its inception, the Company has been a market leader in sales of imported luxury cars due to its web-based trading and one-stop financing and service package. Its websites dominate in Tianjin and elsewhere. Both the imported and domestic auto markets are highly fragmented. While competitive threats may come, a serious competitor would have to attain the level of market knowledge, overseas resources and, most importantly, the strategic alliances with major banks, as well as highly experienced management and industry authoritative websites that the Company has put in place.

Management

Mr. Tong Shiping: CEO, President

47 years old, Bachelors in computer science, founded the Company in 1995. Under his management, the Company was honored as a "Top One Hundred Enterprises" by The China Ministry of Commerce in 2005;

Ms. Wang Xinwei: CFO,VP

50 years old, Bachelors in accounting, CPA, Senior Internal Auditor. Joined the company in 2001 with extensive international accounting experience and has served as CFO.

Mr. Yang Bin: General Manager, Sales Director

36 years old, Bachelors in Economics, MBA from Tsinghua University. Extensive experience in the automobile and sales industry, Responsible for the company's extensive client base.

Business Structure


CALI Revenue Stream
Imported Automobiles
Domestic Manufactured
Imported auto wholesale
Membership & Ads
Financing Services
Value-added services
Value-Added services
Online Financing
Online Insurance
Custom Clearance
Vehicle Storage
National Transportation

Hengjia: one-stop service for import dealers nationwide for financing, custom clearance, storage and delivery

Ganghui: e-commerce business unit. www.at188.com for Imports, and the national website **www.at160.com** which now covers auto markets in 12 cities.

Zhengji: Sales of imported automobiles

Four Core Businesses

Auto Trading: A growing affluent class in China has a naturally focused interest in owning leading international auto brands such as Mercedes, Audi, BMW, Porsche and others. By working with a well established national network of roughly 3000 auto agents and dealers in more than 100 cities, CALI has gained a significant percentage of all import auto sales in China.

Auto Financing: In 2008, the Company continued to capture roughly 90% of the market in China's leading port city of Tianjin by offering dealer financing based on its strong relationships with China's major banks.

Auto Import Value Added Set of Services: CALI offers dealers and agents services in four key areas; auto import processing, vehicle storage (portside storage space of 325,000 square feet), financing and nationwide delivery. While competitors offer one or two similar services, the Company is uniquely able to provide all in a single package. It expects to provide similar and other new web-based services on its domestic auto websites.

Websites:

www.at188.com

Established in August, 2000, to provide web-based real-time and accurate trading information on imported autos, www.at188.com entered a cooperative agreement with CCTV and portal websites www.sohu.com, www.sina.com to create the most important website for trading information on auto imports. A steadily increasing number of subscribers throughout the country now pay annual subscription rates of $3,350 to AT188's comprehensive portal where:

Average daily visitors exceed 800,000.

Over 1100 quotations are provided every day.

Over 100 wholesalers contribute quotations.

China's two leading portals access data from AT188 directly.

91% of nationwide subscribers obtain clients through the site.

There is cooperation with media outlets in more than 50 cities in China

www.at160.com

The Company's expanded domestic auto site offers a myriad of growth opportunities as China's numerous domestic auto manufacturers launched more than 100 new models in 2008/2009. Agents and dealers in each city where it operates now have a new platform for customer acquisition and promotional advertising. Auto shoppers can access real-time information on local pricing, promotions, dealer inventory and availability. Reflecting the site's immediate popularity, more than 100 out of approximately 120 full service dealerships in Tianjin became subscribers to the first domestic website, **www.1365car.tj.cn**. The site has received:

More than 1.5 million hits per day.

More than 6 million hits in its one day record.

More than 9000 visitors browsing on line at any one time.

More than 300 quotes per day from online dealers.

Recently, the Company has contracted with Xiali, China's No.1 mini-car manufacturer, for on-line sales, the very first of its kind sales model in China.

The Company has thus far expanded its domestic auto coverage to a total of twelve cities. In each of these cities, customers can find information about their cities with a single click on **www.at160.com**, the national auto website which the Company established in Q1 '09. The Company also plans to add new online financing services and such new services as insurance processing and extended warranties, as well as used vehicle trading. Its goal is to have these services provide 50% of website revenues, with ads and subscriptions the other 50%.